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                                                                  Exhibit 10.7

                      SEVERANCE AGREEMENT AND GENERAL RELEASE

     THIS AGREEMENT is made by and between Andrew J. Walter ("Walter") and Imtek Office Solutions, Inc. and its affiliates, subsidiaries, predecessors, successors and assigns (referred to herein, collectively and individually, as "Imtek").

A.   REASONS FOR AGREEMENT

     1. By mutual agreement of the parties, Walter's employment with Imtek shall terminate as of the date of this Agreement. Walter is also resigning from all director, officer and employee positions that he holds at Imtek, including, without limitation, President of Imtek Funding, Vice President of Imtek Office Solutions, Inc., Vice President of Imtek Services Corporation, and Vice President of Imtek Corporation. On the date hereof, Walter owns 369,500 shares of common stock of Imtek Office Solutions, Inc. (the "Walter Shares"), and the parties wish to provide for the sale by Walter to Imtek of 150,000 of the Walter Shares (the "Transfer Shares") pursuant to this Agreement and the registration, subject to the terms and conditions of this Agreement, of the remaining Walter Shares (the "Registration Securities").

     2. Imtek has agreed to provide certain severance benefits to Walter for the consideration from Walter specified below.

B.   AGREEMENT

     For and in consideration of the mutual promises and commitments specified herein, the parties agree as follows:

     1. Special Severance Package. Imtek agrees to provide Walter with the following payments, which are referred to as the "Special Severance Package."

          (a) Within ten (10) days after execution of this Agreement by Walter, Imtek shall pay Walter a one-time payment of $160,000 (ONE HUNDRED SIXTY THOUSAND DOLLARS), less standard employee taxes, FICA, Medicare or other withholdings required by law.

          (b) Beginning on the date of execution of this agreement, and continuing for a period of four (4) years, Imtek shall pay Walter the total sum of $160,000 (ONE HUNDRED SIXTY THOUSAND DOLLARS) annually, less standard employee taxes, FICA, Medicare or other withholdings required by law. Imtek will make such payments on a bi-weekly basis in accordance with its regular payroll policies and practices.

          (c) The Payments described in this Agreement &Ml represent all amounts due Walter arising out of or relating to his employment by, or service as an officer for, Imtek, including without limitation any amounts or benefits to which Walter may

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otherwise have been entitled under any Imtek 401k, pension, retirement, insurance, stock purchase, or any other welfare or benefit plan in which Walter may have participated or in which he was eligible to participate.

          (d) In connection with an offering of its common stock, Imtek proposes to file a registration statement on form S-1 with the Securities and Exchange Commission (the "Commission"). Walter agrees not to sell any shares of his Imtek stock (the "Walter Shares") until the later of (i) the sale of shares of stock are not restricted under applicable law or (ii) the earlier of (A) thirty (30) days after the date on which such registration statement becomes effective, or (B) December 1, 1999, whichever is earlier. Imtek Office Solutions will purchase, and Walter will sell, 150,000 of the Walter Shares at a cash price of $5 (FIVE DOLLARS) per share at such time as the registration becomes effective or December 31, 1999, whichever is earlier.

          (e) Imtek shall pay all Imtek related business expenses for the American Express card billed in Walter's name through June 30, 1998.

          (f) Imtek will, upon Walter's request, make available to Walter, at Walter's expense any 1998 Baltimore Orioles playoff tickets and 1999 game tickets for seats located in Section 6, Row HH, Seats 1, 2 and 3 and Section 6, Row GG, Seat 1, to the extent such seats are made available to Imtek.

     2. General Release. In consideration of the mutual consideration set forth in this Agreement, the parties covenant and agree, for themselves (including all entitles included in the definition of Imtek), and their heirs, representatives, successors and assigns, that each waives, releases and forever discharges each of the parties, its owners, shareholders, directors, officers, employees and agents, from any and all claims, known or unknown, that each has or may have relating to or arising out of Walter's employment with Imtek and the termination thereof, and Walter's service as an officer, director or otherwise, including, but not limited to, any claims of wrongful discharge, breach of express or implied contract, breach of fiduciary duty, fraud, misrepresentation, defamation, liability in tort, claims of any kind that may be brought in any court or administrative agency, any claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Family and Medical Leave Act or any other federal, state or local law relating to employment, employee benefits or the termination of employment, or any other claim arising out of or relating to Walter's employment or service as an officer, director, or otherwise, excepting only the provisions of this Severance Agreement and General Release.

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     3.   Indemnification.  Imtek shall defend, indemnify and hold Walter harmless from all loss and expense, including attorneys' fees, which Walter may incur in correction with claims, demands, suits, judgments, and legal and equitable proceedings of every kind arising out of (a) Walter's authorized service to Imtek as an officer, director or otherwise, and (b) C. Keith LaMonda and Accelerated Benefits Corporation v. Beneficial Assistance, Inc. and Atlantic Marketing, Imtek, Case No. 97-414-CIV-ORL-18C in the United States District Court for the Middle District of Florida, Orlando Division, filed April 18, 1997.

     4. Non-Disclosure. Walter and Imtek agree that the terms of this Severance Agreement and General Release and Special Severance Package are confidential, and each agrees not to disclose the fact, terms or amount thereof to any person other than his or its attorney, income tax preparer or similar professional, or to Walter's spouse and immediate family, except to the extent compelled by legal process or in connection with any financing (debt or equity) by Imtek. The parties agree to instruct such professional, spouse or immediate family member that this information is to be kept confidential.

     5. Disclosure of Contract. Walter agrees that he shall notify Imtek, in writing, within five (5) days if he is contacted for information by any person, entity, or representative of any person or entity that is involved in litigation with Imtek.

     6. Consultation. In consideration of the payments described in the Special Severance Package, Walter agrees to be available for the provision of business consulting services to Imtek upon reasonable (at least 24 hours) notice from Imtek. Such consulting services may be performed by telephone or in person, at the discretion of Walter, but shall not exceed five (5) hours per week. Walter shall continue to make himself available for the furnishing of such consulting services during the period that payments continue under the Special Severance Package.

     7. Confidentiality. Walter agrees that he shall not, at any time, use, divulge or give anyone any confidential information, data or trade secrets obtained by him during his employment concerning Imtek's business or affairs. Such information, data or trade secrets shall include, but is not limited to, customer lists, mailing lists, computer programs, pricing information, operating costs, profit margins, financial statements, salary information, business projections, market surveys, confidential product information, business projections, customer needs, customer names, other information relating to Imtek's servicing of its customers, or any other confidential or proprietary information concerning Imtek's business, its products and processes, customers and manner of operation. Walter understands why the foregoing information should not be divulged to others, and that he also may have learned certain things that may or may not require confidential treatment.

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Walter recognizes that it often may be difficult to draw an exact line of distinction as to what does and does not require confidential treatment although as a general rule, it may be said that any unpublished information is secret and confidential. In those cases where any doubt arises, Walter will treat the information as confidential and not use or disclose it unless he first obtains written permission from Imtek to do so. Walter also agrees not to disclose any information concerning any legal matters in which the Imtek is involved except as required by lawfully issued subpoena. Nothing in this Agreement shall be deemed to prevent Walter from using information in his possession in activities which are not competitive with Imtek's present business, including, without limitation, being employed by, or contracting with, Dr. Kindness and other persons providing services to Imtek.

     8. Non-Competition and Non-Solicitation of customers- Walter agrees that for a period of four (4) years from the date of execution of this Agreement, he will not:

          (a) directly or indirectly engage in, represent, be employed by, affiliated with, or be connected with any business or activity which competes with Imtek:

              (i) in any location in which Walter performed services for Imtek, or acted on its behalf,

              (ii) in any location in which Imtek provides services or products to customers or prospective customers; or

              (iii) within the continental United States;

          (b) directly or indirectly, for himself or on behalf of any other person, partnership, company, corporation or business entity, solicit or attempt to solicit, for the purpose engaging in competition with Imtek:

              (i) any person or entity whose account Walter serviced, or whose account Walter had any responsibility for servicing, at Imtek;

              (ii) any person or entity who is or has been a customer or referral source for policies or funds for Imtek within the twelve (12) months immediately preceding the date of execution of this Agreement; or

              (iii) any person or entity Imtek has contacted in the three
                    (3) months immediately preceding the date of execution of this Agreement for the purpose of establishing a customer relationship.

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     Walter acknowledges that his work for Imtek, and knowledge of Imtek's business and customers, is nationwide and that his knowledge would be useful to any competitor of Imtek within the United States, He therefore acknowledges that the above restrictions are necessary to protect Imtek's legitimate business interests, and that these restrictions will not prevent Walter from earning a livelihood.

     9. Non-Solicitation of Employees. Walter agrees that for a period of four (4) years after the date of execution of this Agreement, Walter will not, directly or indirectly, for himself or on behalf of any other person, partnership, company or corporation, induce or attempt to induce any of the employees of Imtek to terminate their employment.

     10.       Registration Rights.

          (a) Notice of Registration. Imtek proposes to register a yet to be determined amount of its common stock pursuant to a registration statement on form S-1 (the "Registration Statement"), to be filed with the Commission in connection with an underwritten public offering of the common stock of Imtek. In connection therewith, Imtek will, subject to the terms and conditions of Subparagraph 10(b) hereof, use its reasonable efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any undertaking involved therein, all the registrable securities specified in a written request or requests by Walter or any other holder or holders of registrable securities (each a "Holder" and, collectively, the "Holders"), provided such notice is received by Imtek within thirty (30) days of the date of this Agreement,

          (b)  Piggy-Back Registration.

               (i) No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the persons entitled to approve such arrangements; including, without limitation, the underwriter and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement. Notwithstanding the previous sentence no Holder shall be required to make any representations or warranties to, or make any agreements with Imtek or any underwriter other than representations, warranties or agreements regarding such Holder or such Holder's intended method of distribution and other matters reasonably requested by Imtek or the underwriter.

               (ii) In the event the Registrable Securities are proposed to be included in an underwritten public offering, the Holders shall (together with Imtek and the other holders

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distributing their securities through such underwriting, if any) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by Imtek, Imtek slue cause the managing underwriter or underwriters of a proposed underwritten offering to include the Registrable Securities requested to be included in the registration statement of such offering. Notwithstanding the foregoing, if the managing underwriter of such registration advises Imtek in writing (a copy of which is provided to each Holder requesting inclusion of Registrable Securities therein) that, in its opinion, the number of securities requested to be included in the registration exceeds the number which can be sold in such offering within a price range acceptable to Imtek without adversely affecting the marketability of the offering, then Imtek will include in such registration only the number of securities recommended by the managing underwriter, selected in the following order of priority: (i) in the case of a primary registration on behalf of Imtek, (A) first, the securities that Imtek intends to be included in such registration, (B) second, Registrable Securities that Holders have requested to be included in such registration pro rata according to the Registrable Securities proposed to be included in the registration by such Holders), and (C) third, securities held by all other parties pro rata according to the securities proposed to be included in the registration by such other parties); or (ii) in the case of secondary registration for the account of any holders (including Holders) of Imtek's securities, (A) first, the securities requested to be included therein by the holders initially requesting such registration by Holders (pro rata according to the securities proposed to be included in the registration by such other parties or Holders), and (B) second, securities held by all other parties requested to be included in such registration pro according to the securities proposed to be included in the registration by such Other parties),

               (iii) In the event that, pursuant to clause (ii) immediately above, Registrable Securities are not included in an underwriting and registration, Imtek agrees to use its reasonable efforts, subject to the terms and conditions of this Subparagraph, to include such Registrable Securities in subsequent registration statements, if any, which are filed by Imtek and become effective, except for (x) a registration relating solely to employee benefit plans, (y) a registration relating solely to a Rule 145 transaction, or (z) any registration in which common stock is not being registered; provided. however, that nothing in this Paragraph shall be deemed to give any Holder or Holders any right to initiate a registration of capital stock of Imtek or demand or approved a registration of Registrable Securities other than in connection with a registration initiated by Imtek.

               (iv) If any Holder or Holders disapprove of the terms of any such underwriting, such Holder or Holders may elect to withdraw therefrom by written notice to Imtek and the managing

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underwriter.  Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred until such time as there has been filed a registration statement with the Commission registering such securities which has become effective or until the Holder or Holders of such securities receives a written opinion from counsel to Imtek that an exemption from the registration provisions of federal and state securities laws is available with respect to the proposed transfer of such securities.

          (c) Right to Terminate Registration. The foregoing notwithstanding, Imtek shall have the right to terminate or withdraw any registration initiated by it under this Subparagraph prior to the effectiveness of such registration, whether or not any Holder has elected to include securities in such registration.

          (d)  Expenses of Registration.

               (i) Expenses directly related to the filing of the Registration Statement and the registration of the Registrable Securities shall be borne by Imtek.

               (ii) All other expenses relating to the Registrable Securities shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

          (e)  Registration Rights Indemnification.

               (i) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualification or compliance is being effected, indemnify the Imtek, each of its directors and officers, each underwriter, if any, of the Imtek's securities covered by such a registration statement, each person who controls the Imtek or such underwriter within the meaning of Section IS of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Imtek, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or

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other document in reliance upon and in conformity with written information furnished to the Imtek by such Holder which is signed by the Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection shall be limited in an amount equal to the initial price of the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

               (ii) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (f) Conflict. In the event the terms of this Paragraph conflict with the terms of any underwriting agreement in connection with any registration hereunder, the terms of such underwriting agreement shall control.

          (g) Information by Holders; Imtek. The Holder or Holders of Registrable Securities included in any registration shall to Imtek such information regarding such Holder, or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Imtek may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in its Agreement.
Imtek covenants that, during such times as it is subject to the reporting requirements of the Exchange Act, it will file any reports required to be filed by it under the Securities Act and the Exchange Act. Upon the request of any Holder, Imtek shall deliver to such Holders a written statement as to whether it has complied with such requirements.

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          (h)  Transfer of Registration Rights.  The registration rights granted to the Holders under this Paragraph may be assigned to any permitted transferee or assignee in connection with any permitted transfer or assignment of Registrable Securities by a Holder, provided written notice thereof is promptly given to Imtek and the transferee agrees to be bound by the provisions of this Paragraph.

          (i) Termination Of Registration Rights. The rights granted pursuant to this Paragraph shall terminate as to each Holder at such time as Imtek has registered such Holder's shares of Registrable Securities.

     11.  Survival of Obligations and Enforcement.

          (a) All terms and conditions of this Agreement shall survive the termination of Walter's employment and of his service as an officer in Imtek or its affiliated companies. Each of the provisions in Paragraphs B7 through B10 shall be enforceable independently of every other provision, and the existence of any claim or cause of action Walter may have against Imtek, whether predicated on this Agreement or otherwise (other than nonpayment of those amounts due to Walter by Imtek under this Agreement), shall not constitute a defense to the enforcement of these Paragraphs by Imtek.

          (b) Walter agrees that if he breaches or threatens to breach any of the noncompetition or non-solicitation sections of this Agreement, Imtek's remedies at law may be inadequate, and Imtek shall be entitled to an in injunction restraining Walter from such breach and threatened breach, Such remedy shall be in addition to all other remedies available at law or in equity. Each of the parties shall be entitled to all reasonable attorneys' fees incurred in enforcing its rights under this Agreement, Walter further agrees that if he breaches any of the provisions of Paragraphs B7 through BIO and fails to cure any breach within five (5) days after receipt of written notice, all of Imtek's obligations, including payment obligations and registration rights, if any, under the Special Severance Package shall cease.

          (c) It is the parties' intention to provide Imtek in this Agreement the maximum protection possible in the geographic area in which Imtek does business. The parties, however, in no way intend to include a provision which contravenes the public policy of any state. Therefore, if any provision of Paragraphs B7 through B9 is unlawful, against public policy or otherwise declared void, such provision shall not be deemed part of this Agreement, which otherwise shall remain in full force and effect. If, at the time of enforcement of this Agreement, a court holds that the duration, scope or area restriction stated herein is unreasonable under the circumstances then existing, the parties agree that the court may enforce the restrictions to the extent it deems reasonable.

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     12.  Cooperation.  Walter and Imtek recognize that, because of Walter's former position with Imtek, it is important that Imtek's employees and customers perceive aw Ms separation from Imtek is amicable. Walter agrees that he will continue to cooperate with Imtek by projecting a positive attitude toward Imtek, its customers and employees, and its products. Similarly, Imtek agrees that it desires to project a positive attitude toward Walter.

     13. No Admission. It is understood and agreed that, prior to entering into this Severance Agreement, Imtek has admitted no liability for the Special Severance Package provided herein or for any other benefits other than those provided by contract or Imtek policy.

     14.  Entire Agreement.

          (a) This Agreement supersedes and terminates all contracts, negotiations and understandings between the parties. The parties understand and agree that all terms of this Severance Agreement and General Release are contracts and are not a mere recital and represent and warrant that they are competent and possess the full and complete authority to covenant and agree as herein provided.

          (b) Walter understands, agrees, and represents that the covenants made herein and the releases herein executed may affect rights and liabilities of substantial extent and agrees that the covenants and releases provided herein are in his best interest. Walter represents and warrants, that, in negotiating and executing this Severance Agreement and General Release, he has had an adequate opportunity to consult with competent counsel or other representatives of his choosing concerning the meaning and effect of each term and provision hereof, and that there are no representations, promises or agreements other than those expressly set forth in writing herein.

          (c) The parties have carefully read this General Release and Severance Agreement in its entirety; fully understand and agree to its terms and provisions; intend and agree that it is final and binding and understand that, in the event of a breach, either party may seek relief, including damages, restitution and injunctive relief, at law or in equity, in a court of competent jurisdiction,

     15. Governing Law. This Agreement shall be construed in accordance with the laws of Maryland, without regard to its choice of law rules.

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     IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing General Release and Severance Agreement this___________ ____day of_____________________, 199_.

July 1, 1998                            /S/ Andrew J. Walter
---------------------------             -----------------------------------
Date                                    ANDREW J. WALTER

                                        IMTEK OFFICE SOLUTIONS, INC.,
                                        IMTEK FUNDING CORPORATION,
                                        IMTEK CORPORATION and
                                        IMTEK SERVICES CORPORATION


July 1, 1998                            By:/S/ Edwin C. Hirsch
---------------------------             -----------------------------------
Date                                    Edwin C. Hirsch
                                        CEO




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